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                                                                   EXHIBIT 10.13

                                 AMENDMENT NO. 2
                         TO LOAN AND SECURITY AGREEMENT
                          BETWEEN UTILX CORPORATION AND
                           FINOVA CAPITAL CORPORATION

         This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of March 1, 2000, by and between FINOVA CAPITAL CORPORATION ("FINOVA") and UTILX CORPORATION ("Borrower"), in light of the following:

         WHEREAS, Borrower and FINOVA entered into a Loan and Security Agreement dated April 20, 1999 (as amended from time to time, the "Loan Agreement"; Capitalized terms used herein shall have the meanings set forth in the Loan Agreement unless specifically defined herein); and

         WHEREAS, Borrower and FINOVA wish to amend the Loan Agreement as set forth herein.

         NOW THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Subsection (i) in Section 9.1(b) of the Loan Agreement is deleted in its entirety and replaced with the following:

                  (i) on a monthly basis, with FINOVA's standard form collateral and loan report and, upon FINOVA's request, copies of sales journals, cash receipt journals, and deposit slips;

         2. The INTEREST AND FEES section on pages 2 and 3 of the Schedule is deleted in its entirety and replaced with the following:

                  REVOLVING INTEREST RATE. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's Revolving Credit Loans at a per annum rate of .5% in excess of the rate of interest announced publicly by Citibank, N.A., (or any successor thereto), from time to time as its "prime rate" (the "PRIME RATE") which may not be such institution's lowest rate. The interest rate chargeable hereunder in respect of the Revolving Credit Loans (herein, the "REVOLVING INTEREST RATE") shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Prime Rate. Each change in the Prime Rate shall be effective hereunder on the first day following the announcement of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.

         3. The TERM section on page 8 of the Schedule is deleted in its entirety and replaced with the following:

         The term of this Agreement shall be from the date hereof until April 20, 2002, and shall be automatically renewed for successive periods of one (1) year each (each, a "RENEWAL

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         TERM"), unless earlier terminated as provided in Sections 7 or 9.2 above or elsewhere in this Agreement.

         4. The TERMINATION FEE section on page 8 of the Schedule is deleted in it entirety and replaced with the following:

         (A) REVOLVING CREDIT LOAN FACILITY. The Termination Fee applicable to the Revolving Credit Loans facility provided for in Section 9.2(d) shall be an amount equal to the following percentage of the Revolving Credit Limit:

                  (i) three percent (3%), if such early termination occurs on or prior to April 20, 2000;
                  (i) two percent (2%), if such early termination occurs after April 20, 2000.

         No Termination Fee shall be due if, after January 20, 2001, Borrower pays all of the Obligations in full from the proceeds of a conventional loan from a federally insured U.S. Commercial Bank.

         5. Borrower reaffirms, ratifies and confirms its Obligations under the Loan Agreement, acknowledges that all the terms and conditions in the Loan Agreement (except as amended herein) remain in full force and effect and further acknowledges that the security interest granted to FINOVA in the Collateral is valid and perfected.

         6. Other than those Events of Default or potential Events of Default waived by this Amendment, Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice would constitute, an Event of Default under the Loan Agreement.

         7. This Amendment constitutes the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

         8. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement.

         9. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ARIZONA.

                           FINOVA CAPITAL CORPORATION,
                           a Delaware corporation

                           By: /s/ Ron Vanek
                              --------------
                           Print Name: Ron Vanek
                           Title/Capacity: Vice President

                           UTILX CORPORATION,
                           a Delaware corporation

                           By: /s/ William M. Weisfield
                               ------------------------
                           Print Name: William M. Weisfield
                           Title/Capacity: President & Chief Executive Officer

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             REAFFIRMATION OF VALIDITY GUARANTIES AND LOAN DOCUMENTS


The undersigned (the "Validity Guarantors") hereby acknowledge and agree to the amendment of the Loan Agreement contained in this Amendment, acknowledge and reaffirm their obligations owing to FINOVA under the Validity Support Agreements and any other Loan Documents to which they are parties, and agree that such Validity Support Agreements and Loan Documents are and shall remain in full force and effect. Although the Validity Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, the Validity Guarantors understand that FINOVA has no obligation to inform the Validity Guarantors of such matters in the future or to seek the Validity Guarantors' acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.




                                           /s/ Darla Vivit Norris
                                           -----------------------
                                           DARLA NORRIS
                                           Senior Vice President &
                                           Chief Financial Officer

                                           /S/ William M. Weisfield
                                           ------------------------
                                           WILLIAM WEISFIELD
                                           President &
                                           Chief Executive Officer